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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement of Simon Property Group, Inc. for (Form S-8 No. 333-82471) pertaining to the Simon Property Group and Adopting Entities Matching Savings Plan of our report dated June 13, 2003 with respect to the financial statements and schedule of the Simon Property Group and Adopting Entities Matching Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Indianapolis, Indiana
June 23, 2003

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CONSENT OF INDEPENDENT AUDITORS